Exhibit 10.3
Certain portions of this exhibit (indicated by “[***]”) have been omitted pursuant to Item 601(b)(10) of Regulation S-K. Such excluded information is both not material and is the type that the registrant treats as private or confidential.

ASSIGNMENT, ASSUMPTION AND CONSENT AGREEMENT

This ASSIGNMENT, ASSUMPTION, AND CONSENT AGREEMENT (“Assignment”) is dated as of May 23, 2023, but is to be effective as of the Effective Date (defined below), and is by and among SN Catarina, LLC, a Delaware limited liability company (“Assignor”), TCM Acquirer I OpCo, LLC, a Delaware limited liability company (“Assignee”), and Catarina Midstream, LLC, a Delaware limited liability company (“CM”). Assignor, Assignee and CM are each referred to herein as a “Party” and collectively the “Parties”.
WHEREAS, Assignor and CM are party to that certain Amended and Restated Firm Gathering and Processing Agreement, dated as of May 27, 2022 (as amended, the “GPA”);
WHEREAS, Assignor and Assignee have entered into a Purchase and Sale Agreement, dated as of March 16, 2023 (as may be amended, modified, or supplemented from time to time, the “PSA”), pursuant to which Assignee will acquire substantially all of the assets of Assignor, including the GPA;
WHEREAS, in connection with the consummation of the PSA transactions (the “PSA Closing”) and the terms and conditions of the GPA, (a) Assignors and Assignee have requested CM’s consent to the assignment of the GPA from Assignors to Assignee, (b) CM is willing to recognize and accept Assignee as a party to the GPA in place of Assignors, and (c) the Parties wish to clarify certain other matters in respect of the GPA with respect to periods of time following the Effective Date, in each case, on the terms and subject to the conditions set forth in this Assignment.
NOW THEREFORE in consideration of the mutual benefits, covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged), the Parties hereby agree as follows:
1.Assignor hereby:
(a)    assigns, transfers and conveys to Assignee all of Assignors’ right, title, and interest in, and obligations and duties under, the GPA, with effect only from and after August 1, 2022 (the “Effective Date”), if and only if the PSA Closing should occur; and
(b)    represent and warrant that Assignor has the power and authority to effect the assignment, transfer and conveyance of the GPA to Assignee.
2.    Assignee hereby:
(a)    accepts the assignment of the GPA from Assignor, effective as of the Effective Date (if and only if the PSA Closing should occur);
(b)    acknowledges and agrees that (i) the Dedicated Acreage (as defined in the GPA) is not currently burdened and, following the PSA Closing will not be burdened, in each case, by any Third Party Commitments (as defined in the GPA), and (ii) the defined terms Western Catarina and Eastern Catarina (as each is defined in the GPA) include the Retained Wells and Retained Acreage set forth on Exhibit C, Parts 1(c) and 1(d) as well as any wells and acreage other than the Retained Wells and Retained Acreage located in the Dedicated Acreage.
(c)    covenants to CM that, that from and after the Effective Date, Assignee (i) will be bound by the terms and conditions of the GPA (as modified herein) and (ii) specifically assumes the responsibility and liability for the full and timely performance of all covenants, agreements and other obligations, and the timely payment and discharge of all liabilities, costs and other expenses, in each case, arising pursuant to the GPA; and
(d)    represents and warrants that: (i) it is a limited liability company formed, validly existing and in good standing under the laws of the State of Delaware; (ii) has all requisite limited liability company power and authority to accept the assignment, transfer and conveyance of the GPA from Assignor; (iii) that the execution and delivery of this Assignment and the consummation of assignments contemplated herein will not violate, nor be in conflict with, any provision of any constituent documents of Assignee; and (iv) that this Assignment has been duly executed and delivered by Assignee and this Assignment constitutes the legal, valid and binding obligations of Assignee enforceable in accordance with their respective terms.
3.    Notwithstanding anything in the GPA to the contrary, CM hereby (a) consents to the assignment by Assignor to Assignee of all of Assignor’s right, title, and interest in, and obligations and duties under, the GPA, with effect from and after the Effective Date, (b) covenants and agrees that Assignee shall be entitled to hold and enforce all of the rights and privileges of Assignor, and shall assume all obligations of Assignor, in and under the GPA from and after the Effective Date, and (c) agrees to look only to Assignee, and not to Assignor, and releases Assignor of all claims, costs, liabilities, and obligations arising from or under, in each case with respect to the GPA from and after the Effective Date. Assignor, Assignee, and CM acknowledge and agree that all amounts owed by any party under the GPA, including any amounts for prior period adjustments and late payments, through the month of November 2022 have been finally netted and paid between Assignor and CM. Notwithstanding the Effective Date, Assignee and CM agree that under no circumstances shall either of them be entitled to receive payment from the other, or to offset, recoup or net, any amounts due from the other under the GPA on account of any period prior to December 2022.
4.    Notwithstanding anything in the GPA to the contrary, CM hereby agrees as follows: (a) CM acknowledges that Assignee does not have a “credit rating” as referenced in Article 13(b) of the GPA; and (b) as a result, CM hereby agrees to waive the requirement that Assignee “has a credit rating equal to or higher than Assignor’s at the time of such sale or transfer”. Notices to be provided to Assignee under the GPA will be provided as shown below:
TCM Acquirer I OpCo, LLC
425 Houston Street, Suite 400
Fort Worth, Texas 76102
Attn: [***]
Email: [***]

5.    This Assignment will become binding upon the execution hereof by all of the Parties and, subject to the remainder of this sentence, shall be deemed effective among the Parties as of the Effective Date; provided, however, that the assignment of the GPA pursuant to this Assignment, along with the terms and conditions in this Assignment does not, and shall not, become effective unless and until the PSA Closing actually occurs. This Assignment shall inure to the benefit of and be binding upon the Parties and their respective successors and permitted assigns; provided, however, that any subsequent assignments by Assignee shall be subject to the assignment provisions contained in the GPA.

6.    This Assignment may be executed in multiple counterparts and, when each Party has executed and delivered a counterpart, all counterparts together shall constitute one agreement. Counterparts delivered by electronic transmission, including in PDF format, shall constitute originals for purposes of this Assignment.

7.    THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW, AND JURISDICTION AND VENUE SHALL EXCLUSIVELY LIE IN ANY STATE OR FEDERAL COURT LOCATED IN HARRIS COUNTY, TEXAS. THE PARTIES ACKNOWLEDGE AND AGREE THAT ANY DISPUTE ARISING OUT OF OR RELATING TO THE GPA, INCLUDING PURSUANT TO THIS ASSIGNMENT, SHALL BE RESOLVED IN ACCORDANCE WITH THE DISPUTE RESOLUTION PROCEDURES LOCATED IN ARTICLE 15 OF THE GPA.
8.    This Assignment and the GPA and, as between Assignor and Assignee, the PSA, constitute the entirety of the understanding between the Parties with respect to the subject matter dealt with herein, and replaces and supersedes all prior agreements, conditions, understandings, representations and warranties made between the Parties with respect to the subject matter hereof, whether written or oral. Except as specifically amended or supplemented by this Assignment, nothing herein shall be deemed to modify or amend the GPA.
9.    This Assignment shall not be amended, modified, or supplemented except by a written document executed by all of the Parties. For avoidance of doubt, nothing in this Assignment, as between Assignor and Assignee, amends, modifies, or supersedes the terms of the PSA. Any provision of this Assignment may be waived if, and only if, such waiver is in writing and signed by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
10.    Notwithstanding anything herein to the contrary, should the PSA terminate prior to achieving the PSA Closing, this Assignment shall be deemed cancelled and of no force and effect as of such date of termination.
11.    Each Party agrees from time to time, but without further consideration, to deliver such further documents as may be reasonably requested by any Party in order to fully perform, document, and carry out the terms of this Assignment.

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IN WITNESS WHEREOF the Parties have executed this Assignment as of the date first set forth above, to be effective as of the Effective Date.

SN CATARINA, LLC

By:    /s/ Cameron W. George

Name: Cameron W. George

Title:    Chief Executive Officer

[Signature Page to Assignment, Assumption and Consent Agreement]

TCM ACQUIRER I OPCO, LLC

By:    /s/ Anil Pillai

Name: Anil Pillai

Title:    President

[Signature Page to Assignment, Assumption and Consent Agreement]

CATARINA MIDSTREAM, LLC

By: Evolve Transition Infrastructure LP,
its sole member

By: Evolve Transition Infrastructure GP, LLC,
its sole general partner

By:    /s/ Charles C. Ward

Name:    Charles C. Ward

Title:    Interim Chief Executive Officer,
    Chief Financial Officer and Secretary
[Signature Page to Assignment, Assumption and Consent Agreement]